Exhibit 10.6

TERMINATION OF ADVISORY MANAGEMENT AGREEMENT

This Termination of Advisory Management Agreement (this “Termination Agreement”), dated as of February 10, 2017, is entered into by and between Behringer Harvard Opportunity REIT II, Inc., a Maryland corporation (the “Company”), and Behringer Harvard Opportunity Advisors II, LLC, a Texas limited liability company (the “Advisor”), and, solely with respect to Sections 6 and 8 through 12, Stratera Holdings, LLC (f/k/a Behringer Harvard Holdings, LLC), a Delaware limited liability company (“Stratera”).

RECITALS

WHEREAS, the Company and the Advisor are parties to that certain Fifth Amended and Restated Advisory Management Agreement, entered on July 25, 2016 and effective as of June 6, 2016 (the “Behringer Advisory Agreement”), pursuant to which the Advisor provides certain advisory services to the Company.

WHEREAS, the Company and LSG-BH II Advisor LLC, a Delaware limited liability company (“Lightstone”), contemplate entering into an Advisory Management Agreement on the date hereof (the “Lightstone Advisory Agreement”) that is intended to replace the Behringer Advisory Agreement, subject to the termination of the Behringer Advisory Agreement.
WHEREAS, the Special Committee of the board of directors of the Company has approved the execution, delivery and performance by the Company of this Termination Agreement;

WHEREAS, the manager of the Advisor and the managers of Stratera have approved the execution, delivery and performance by the Advisor and Stratera (as applicable) of this Termination Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the parties hereto hereby agree as follows:

1.Recitals; Capitalized Terms. The foregoing recitals are acknowledged to be accurate and are incorporated herein by reference. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Behringer Advisory Agreement unless otherwise indicated herein.

2.Termination. The Company and the Advisor agree that the Behringer Advisory Agreement is hereby terminated as of the close of business on the date hereof (the “Termination Date”) and thereupon shall be of no further force or effect, subject to the concurrent execution of the Lightstone Advisory Agreement by Lightstone, the Company and Behringer Harvard Opportunity OP II LP. Notwithstanding the foregoing, Section 4.03, Article V (except as contemplated by Section 8 of this Termination Agreement) and Section 6.17 (except as contemplated by Section 5 of this Agreement) of the Behringer Advisory Agreement shall continue in full force

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and effect. Thus, the Advisor shall be entitled to all fees and reimbursements of expenses and other payments in respect of the period through the Termination Date as well as indemnification (except as contemplated by Section 8 of this Termination Agreement), subject to the conditions in Article V of the Behringer Advisory Agreement. Within 45 days of the Termination Date, the Advisor shall submit to the Company a final invoice for all unpaid fees and reimbursement of expenses in respect of the period through the Termination Date pursuant to the Behringer Advisory Agreement.

3.Transition. The Advisor acknowledges and confirms its duties upon termination of the Behringer Advisory Agreement as provided in Section 4.03 of the Behringer Advisory Agreement. The Advisor and Lightstone, or an Affiliate thereof, have entered into that certain Transition Services Agreement dated as of the date hereof in respect of which the Advisor will cooperate with Lightstone and its Affiliates to provide a smooth transition of services to the Company, as contemplated by the Transition Services Agreement.

4.Notice. For the avoidance of doubt, any required notices in respect of the termination of the Behringer Advisory Agreement are hereby waived by the parties.

5.Non-Solicitation. The Company and the Advisor hereby agree that six months following the date hereof, Section 6.15 of the Behringer Advisory Agreement shall be of no further force and effect notwithstanding that Section 6.15 contemplates a non-solicitation period of one-year following the Termination Date.

6.Service Mark License Agreement. The Company and Stratera are parties to a Behringer Harvard Holdings Service Mark License Agreement dated January 4, 2008 (the “Service Mark Agreement”), pursuant to which Stratera permitted the Company to utilize the Licensed Mark (as defined in the Service Mark Agreement). Stratera hereby agrees that notwithstanding anything to the contrary in the Service Mark Agreement, the Company and its Licensee Subsidiaries (as defined in the Service Mark Agreement) shall be permitted to utilize the Licensed Mark (as contemplated under the Service Mark Agreement) until the dissolution of the Company.

7.Directors’ and Officers’ Liability Insurance Policy. The Company shall continue to maintain the coverage provided to the Advisor and its Affiliates under the Company’s current directors’ and officers’ liability insurance policies (“D&O Policies”) until the termination of the D&O Policies, notwithstanding the termination of the Behringer Advisory Agreement.

8.Covenant Not to Sue.
a.Stratera and its subsidiaries, including the Advisor (the “Stratera Claimants”), hereby each irrevocably and perpetually covenant not to sue the Company, its subsidiaries and its directors for any actions, causes of action, suits, debts, accounts, covenants, liabilities, disputes, agreements, promises, damages, judgments, executions, claims, and demands whatsoever in law or in equity that the Stratera Claimants ever had, now have, or that any Stratera Claimant or their respective successors and assigns hereafter can or may have, arising under or pursuant to the Behringer Advisory Agreement or any predecessor agreement thereto (the “Stratera Claims”); provided, however, that the Stratera Claimants shall be entitled to pursue Stratera Claims in connection with (a) the rights and obligations set forth in this Termination Agreement and (b) the rights and obligations which,

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pursuant this Termination Agreement, survive the termination of the Behringer Advisory Agreement. Notwithstanding the foregoing, the preceding covenant not to sue shall not apply with respect to any claims brought against the Advisor or its affiliates by a person who is not an affiliate of the Company and its affiliates and the Advisor and its affiliates (“Third-Party Claims”) or by the Company or its affiliates against the Advisor or its affiliates in respect of a Third-Party Claim and, in each case, the Advisor may seek indemnification pursuant to Article V of the Behringer Advisory Agreement (including the conditions thereto), from the Company in connection therewith.
b.For the avoidance of doubt, this Section 8 shall not apply to individuals (that is, natural persons), which persons shall remain entitled to indemnification and advancement pursuant to Article V of the Behringer Advisory Agreement (including the conditions thereto), the organizational documents of the Company, any other applicable statute, law or agreement, to pursue any rights of contribution, and (for the avoidance of doubt) shall remain entitled to assert cross-claims in connection with any Third-Party Claim or otherwise protect against the same and shall continue to enjoy all rights under applicable D&O Policies and other insurance policies.
c.The benefits, obligations and liabilities assumed under this Section 8 shall inure to and shall be binding upon the respective successors and permitted assigns of the Stratera Claimants.
d.The Stratera Claimants shall not sell, assign or otherwise transfer any Stratera Claims or any right or interest therein.
9.Binding Effect. This Termination Agreement shall be binding upon the parties hereto and their respective successors and assigns.

10.Governing Law. This Termination Agreement will be governed by, and construed in accordance with, the laws of the State of Texas without regard to the conflict of laws rules of such state, including all means of construction, validity and performance.

11.Entire Agreement. This Termination Agreement contains the entire agreement among the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, written or oral, with respect thereto.

12.Counterparts. This Termination Agreement may be executed with counterpart signature pages in one or more original counterparts, each of which when taken together shall constitute one and the same original Termination Agreement. Any signature delivered by facsimile or by electronic transmission shall be deemed to be an original signature hereto.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have caused this Termination Agreement to be executed as of the date first written above.

BEHRINGER HARVARD OPPORTUNITY
REIT II, INC.

By:     /s/ Andreas K. Bremer
Name:    Andreas Bremer
Title:    Chairman of the Special Committee and Authorized Signatory

BEHRINGER HARVARD OPPORTUNITY
ADVISORS II, LLC

By:     Behringer Harvard Opportunity REIT II
Services Holdings, LLC,
its manager

By:     Stratera Holdings, LLC,
its managing member

By:     /s/ Michael D. Cohen
Name:     Michael D. Cohen
Title:    President

The undersigned joins in this Termination Agreement
solely for the purposes set forth in Sections 6 and 8 through 12.

STRATERA HOLDINGS, LLC

By:     /s/ Michael D. Cohen
Name:    Michael D. Cohen
Title:    President

[Signature page to the Termination of Advisory Management Agreement II]

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